Exhibit 31.4
CERTIFICATION OF PERIODIC REPORT UNDER SECTION 302 OF
THE SARBANES-OXLEY ACT OF 2002
I, Michael Nathenson, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 of Blue Buffalo Pet Products, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 23, 2018
/s/ Michael Nathenson
Michael Nathenson
Executive Vice President, Chief Financial Officer, and Treasurer
(Principal Financial and Principal Accounting Officer)